UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2015

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	713-634-7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On May 4, 2015, Furmanite Corporation (the “Company”) issued a press release announcing that it has received a written, non-binding indication of interest from a strategic acquiror for a transaction in which all Furmanite stockholders would receive cash for their shares, at a substantial premium to current market prices. The press release is attached as Exhibit 99.1.

Item 8.01 Other Events.

On May 4, 2015, the Company announced that if it receives sufficient votes on the gold proxy card, that it intends to adjourn the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), prior to conducting any business, until June 4, 2015. If sufficient votes are not received on the gold proxy card to permit the meeting to be adjourned, the Company currently intends for the Annual Meeting to proceed as scheduled on May 7, 2015. The press release containing this announcement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press release, dated as of May 4, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: May 4, 2015	By:	/s/ William F. Fry
William F. Fry
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated as of May 4, 2015